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                                                                   EXHIBIT 4.14



                                                                        4/22/94
                               NOTE PUT AGREEMENT

          THIS NOTE PUT AGREEMENT ("Agreement") is made as of the ___ day of _______, 19__, by and [among] [between] KMART CORPORATION [("Kmart")] ["Tenant"], a Michigan corporation, [__________________ ("Tenant"), a _______
corporation,] and NATIONAL TENANT FINANCE CORPORATION ("Lender"), a Delaware corporation, each of which confirms and agrees as follows:

          SECTION 1:   RECITALS

          1.1 Loan. Pursuant to the Loan Agreement ("Loan Agreement") dated as of even date herewith, between Lender and _________ _________("Borrower"), a ___________ limited [partnership] [liability company], Lender has agreed to make Borrower the Loan, to be evidenced by the Note[s]. The proceeds of the Loan will be used pursuant to the Loan Agreement to finance the acquisition, construction or development of the Demised Premises. As a material inducement to Lender to make the Loan, Tenant, as the Tenant of the Demised Premises pursuant to the Lease, [and Kmart, as the Guarantor of the Lease pursuant to the Lease Guaranty Agreement, have each] [has] agreed to enter into this Agreement.

          1.2 Terms; Governing Document. All capitalized terms used herein, unless otherwise expressly provided, shall have the meaning set forth in the Loan Agreement. In the event of any conflict between the terms and provisions of this Agreement and the Loan Agreement, the terms and conditions of this Agreement shall govern and prevail.

          SECTION 2:   PURCHASE OF NOTE

          2.1 Certain Additional Definitions. For purposes of this Section 2, the following terms shall have the following meanings:

               "Business Day" means any day other than (i) Saturday or Sunday, or (ii) a day on which banks in New York are required by law to be closed or are customarily closed.

               "Called Principal" means the unpaid principal balance of the Note[s] to be paid as part of the Purchase Price upon exercise of the Put.

               "Called Principal Percentage" means the percentage shown on Exhibit "A" for each corresponding year during the term hereof as designated on such Exhibit.

               "Certificate Balance" shall have the meaning assigned to it in the Trust Agreement.

               "Certificates" shall have the meaning assigned to it in Section 3.2.




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               "Completion Date" means the second anniversary of the date of the Note or Notes with respect to which the Put is exercised.

               "Completion of Construction" shall have the meaning assigned to it in Section 8.1 of the Loan Agreement.

               "Consent and Agreement" means the Consent and Agreement dated as of even date herewith among [Kmart,] Lender, Borrower, Tenant and Trustee relating to the Lease, [Lease Guaranty,] this Agreement and certain other related matters.

               "Demised Premises" shall have the meaning assigned to it in the Lease pursuant to which the Tenant is a Tenant.

               "Discounted Prepayment Value" means, with respect to any amount of Called Principal, the amount obtained by (i) discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Purchase Date with respect to such Called Principal, in accordance with generally accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield and (ii) adding together such discounted Remaining Scheduled Payments.

               "Facility" means the Demised Premises.

               "Failure of Completion" means Completion of Construction of the Facility does not occur on or before the Completion Date.

               ["Indemnity Agreement" means the Indemnity Agreement dated as of even date herewith by and between Kmart and Lender, executed by Kmart to induce Lender to accept the Lease Guaranty in the form offered by Kmart.]

               ["Investment Grade Status" shall have the meaning assigned to it in the Lease Guaranty.]

               ["Kmart Purchase Date" means the Business Day first occurring fifteen (15) Business Days after Lender or the Trustee gives the Tenant Default Notice to Kmart and Tenant.]

               "Lease" means the Lease executed by Tenant described in Exhibit 1.1C to the Loan Agreement.





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               ["Lease Guaranty" means that certain Lease Guaranty Agreement, described in Exhibit 1.1C to the Loan Agreement, executed by Kmart which guarantees the payment and performance of the Tenant under the Lease.]

               ["Lease Guaranty Termination" means the occurrence of a Termination Event pursuant to the terms of the Lease Guaranty with respect to which a Termination Notice is given by Kmart or Tenant pursuant to Section 5(b) of the Lease Guaranty. ]

               "Lease[/Lease Guaranty] Default" means: [(i)] with respect to the Lease [and Lease Guaranty] described in Exhibit 1.1C to the Loan Agreement, the failure of (x) the Tenant under the Lease to pay when due any Annual Rental or Additional Rent as defined in the Lease due under such Lease for a period of [ten (10)] [thirty (30)] days after notice to the Tenant of such default [and
(y) Kmart to pay any such Annual Rental or Additional Rent pursuant to the terms of an existing related Lease Guaranty, if any, within thirty (30) days after notice to Kmart of the Tenant's initial failure to do so; provided that, the notices required pursuant to clause (x) and clause (y) may be given concurrently, and,] provided [further] that, no notice referred to in the foregoing clause [(x) or clause (y)] shall be required in the event that Landlord or Trustee shall be stayed or prohibited by operation of law or otherwise from the giving of such notice[, and, (ii) with respect to the Indemnity Agreement, the occurrence of an Event of Default (as defined therein) which continues beyond the expiration of any applicable cure period].

               "Lender" means National Tenant Finance Corporation, a Delaware corporation, and any of its successors and assigns.

               "Make-Whole Premium" means, with respect to any amount of Called Principal, an amount equal to the sum of (x) the positive excess, if any, as of the Purchase Date of the Discounted Prepayment Value of the Called Principal over such Called Principal and (y) an amount equal to the product of the Called Principal multiplied by the Called Principal Percentage.





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               "Maturity Date" means ___________, 20__.

               "Note" or "Notes" means the Note or Notes issued pursuant to the Loan Agreement and designated as Note Number _______ [and ________] and any replacement therefor pursuant to the Loan Agreement.


               "Purchase Date" means Tenant Purchase Date [or Kmart Purchase Date, as applicable].

               "Pass-Through Trustees" shall have the meaning assigned to it in the Loan Agreement.

               "Purchase Price" means the sum of the unpaid principal balance of the Note or Notes, accrued interest thereon to the relevant
Purchase Date plus [(i) if the Triggering Event is a Lease [/Lease Guaranty] Default or a Failure of Completion,] the Make-Whole Premium [ ,or, (ii) if the Triggering Event is a Lease Guaranty Termination, the lesser of the Termination Premium or the Make-Whole Premium]. In the event the unpaid principal balance of the Note or Notes, accrued interest thereon to the applicable Purchase Date or Make-Whole Premium are released, discharged, impaired or modified in the manner contemplated by Section 3.2(vii), the Purchase Price shall be calculated without giving effect to any such release, discharge, impairment or modification.

               "Purchaser shall have the meaning assigned to it in Section
2.2(d).

               "Put" means exercise of the right of Lender or the Trustee to require the Tenant to purchase the Note or Notes pursuant to Section 2.2 of this Agreement [,and, in the event of the Tenant's failure to do so, to require Kmart to purchase the Note or Notes pursuant to Section 2.2 of this Agreement].

               "Put Notice" means the notice given by the Lender or the Trustee pursuant to Section 2.2(c) of its election to exercise the Put.

               "Reinvestment Yield" means with respect to the Called Principal, the sum of (x) the yield to maturity implied by the following: (i) the yields reported as of 10:00 a.m. (New York City time) on the third Business Day preceding the Purchase Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal (as near as practicable) to the Remaining Average Life of the Called Principal being paid or prepaid as of such Purchase Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day preceding the Purchase Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal (as near as practicable) to the Remaining Average Life of the Called Principal being paid or prepaid as of such Purchase Date, and (y) fifty (50) basis points. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

               "Remaining Average Life" means, with respect to Called Principal of [the] [a] Note, the number of years (calculated





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to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of the interest thereon) by
(b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Purchase Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               "Remaining Scheduled Payments" means, with respect to Called Principal, all payments of such Called Principal and interest thereon that would be due on or after the Purchase Date with respect to such Called Principal if no payment of such Called Principal were made prior to __________, ____, its expressed maturity date.

               ["Tenant Default Notice" means the notice given by Lender or the trustee to Kmart and Tenant in the event Tenant fails to purchase the Note on the teanant Purchase Date.]

               "Termination Notice" shall have the meaning assigned in Section 5(b) of the Lease Guaranty.

                "Tenant Purchase Date" means the Business Day first occurring fifteen (15) Business Days after Lender or the Trustee gives the Put Notice to [Kmart and] Tenant.

               ["Termination Premium" means the greater of (A) the difference between the unpaid principal balance of the Note or Notes and the Certificate Balance with respect to the Certificates, or, (B) the Amount equal to (i) the product of the unpaid principal balance of the Note or Notes multiplied by the following factors: (v) prior to the first anniversary of the date of the Note or Notes __, (w) on or after the first anniversary of the Note of the Note or Notes but before the second anniversary thereof __, (x) on or after the second anniverary of the date of the Note or Notes but before the third anniversary thereof __, (y) on or after the third anniversary of the date of the Note or Notes but before the fourth anniversary thereof __, or, (z) on or after the fourth anniversary of the date of the Note or Notes but before the Maturity Date __; less (ii) the unpaid principal balance of the Note or Notes.]

               "Triggering Event" means (i) a Lease [/Lease Guaranty] Default, [or] (ii) a Failure "Trust Agreement" shall have the meaning assigned to it in the Loan Agreement of Completion [, or (iii) a Lease Guaranty Termination].

               "Trust Agreement" shall have the meaning assigned to it in the Loan Agreement.

               "Trustee" shall have the meaning assigned in Section 3.2.

          2.2  Purchase of Note Following a Triggering Event.

               (a) If a Triggering Event occurs, Trustee will have the right to require Tenant to purchase the Note or Notes in whole but not in part on the Tenant Purchase Date at the Purchase Price [and, in the event of the Tenant's failure to do so, the right to require Kmart to purchase the Note or Notes in whole but not in part on the Kmart Purchase Date at the Purchase Price].

               (b) If a Triggering Event occurs without a purchase of the Note or Notes pursuant to Section 2.2(a), and subsequent to such Triggering Event another Triggering Event occurs, Lender will again have the rights, and Tenant [and Kmart] again will have the obligations, set forth in this Section 2.2. [Kmart's and] Tenant's obligations shall continue pursuant to this Agreement so long as the Note or Notes remain[s] outstanding.

               (c) In the event Trustee elects to exercise the Put, Lender or Trustee shall do so by causing a notice to be mailed to Kmart and Tenant ("Put Notice"), which Put Notice shall state (i) the occurrence of a Triggering Event, (ii) the Tenant Purchase Date, (iii) the estimated Purchase Price, (iv) the manner in which the Purchase Price has been determined, and (v) that Lender elects to have Tenant purchase the Note or Notes on the Tenant Purchase Date [or, in the event of Tenant's failure to do so, to have Kmart purchase the Note on the Kmart Purchase Date.] Upon receipt of the Put Notice, Tenant shall purchase the Note or Notes in accordance





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with the provisions of this Agreement on the Tenant Purchase Date [and, in the event the Tenant fails to purchase the Note or Notes as required by this Agreement, upon receipt of the Tenant Default Notice Kmart shall purchase the Note or Notes on the Kmart Purchase Date in accordance with the provisions of this Agreement.] Tenant [or Kmart] shall not be excused from any obligation either may have under this Agreement by reason of any notice required hereunder not being timely given or being defective, provided, however, [Kmart's and] Tenant's time for performance shall be extended by a period equal to any period of delay in receiving such notice or caused by the correction of such notice, if defective.

               (d) In connection with the purchase of the Note or Notes pursuant to this Section 2.2, (i) Lender or [the Series A Pass-Through Trustee or the Series B Pass-Through] Trustee, as appropriate, shall, on or before the Tenant Purchase Date, duly endorse the Note or Notes in blank without recourse or assign the Note or Notes in blank without recourse and assign in blank without recourse all right, title and interest of Lender under the Loan Documents; and (ii) Tenant shall on or before 2:00 p.m. (New York City time) on the Tenant Purchase Date, [or, in the event of Tenant's failure to do so, Kmart shall, on or before 2:00 p.m. (New York City time) on the Kmart Purchase Date,] pay the Purchase Price to Trustee, by wire transfer of immediately available funds in lawful currency of the United States of America at ___________, ABA #__________ for credit to Account Number __________ (Mortgage Pass-Through Certificates (___________________________) Series ____). The
Trustee shall hold the Note or Notes until payment in full of the Purchase
Price to the Trustee and shall then and thereupon surrender the Note or Notes, the Loan Documents and the assignments thereof to [whichever of] Tenant [or Kmart is the purchaser] ("Purchaser") and has paid such Purchase Price. In addition, Trustee [and the Pass-Through Trustees] shall execute and deliver to the Tenant, on or before the Tenant Purchase Date, [or to Kmart, if Kmart is the Purchaser, on or before the Kmart Purchase Date], such other documents as may be reasonably required by the Purchaser and/or the Title Company in order to permit the Title Company to ensure valid transfer of the interest of the Trustee [and the Pass-Through Trustees] in the Note and/or the Loan Documents to the Purchaser as required herein.

          SECTION 3.     SUCCESSORS AND ASSIGNS

          3.1 General. This Agreement shall be binding upon [Kmart,] Tenant and [their] [its] respective successors and assigns; provided that [Kmart and] Tenant shall not delegate any of [their] [its] respective obligations hereunder without the prior written consent of Trustee; and, provided further that, no delegation of any of such obligations hereunder shall relieve [Kmart or] Tenant thereof, and the party so delegating such obligation shall remain primarily and originally liable thereon. Each successive holder or holders of the Note[s] shall have all rights and privileges of [the Pass-Through] Trustee[s] hereunder.

          3.2 Consent to Assignment. [Kmart and] Tenant [each] hereby acknowledges and consents to the sale, conveyance, transfer





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and absolute assignment by Lender of all of its right, title and interest under this Agreement, [in the Note or Notes] and any and all Loan Documents to _________________________________ ("Trustee") as Trustee,
pursuant to the [Collateral] Trust Agreement [with respect to this Agreement and the other Loan Documents] under which the Trustee holds the foregoing for the benefit of the Pass-through Trustees (as defined below) as holders of the Notes. [Kmart and] Tenant [each] hereby acknowledges and consents to the sale, conveyance, transfer and absolute assignment by Lender of all of its right, title and interest in the Notes to the Pass-Through Trustees pursuant to the Series A Pass-Through Trust Agreement [and the Series B Pass-Through Trust Agreement] under which the Mortgage Pass-Through Certificates (___________________________________________) Series ____ [and Series ___]
("Certificates") will be issued. Upon such sale, conveyance, transfer and absolute assignment to Trustee [and to the Pass-through Trustees], Trustee shall be deemed to be Lender hereunder and shall succeed to all rights and obligations of Lender hereunder. Trustee shall have the sole right to exercise all rights, privileges and remedies (either in its own name[,] or in the name of the Lender for the use and benefit of Trustee [or in the name of or for and on behalf of the Pass-Through Trustees for the use and benefit of such Pass-Through Trustees.]) which by the terms of this Agreement or by applicable law are permitted or provided to be exercised by the Lender. [Kmart and] Tenant [each] further acknowledges and agrees that each successive holder or holders of the Note or Notes, including but not limited to Lender, accepts transfer of the Note or Notes in reliance upon [Kmart's and] Tenant's representations, warranties, covenants, agreements and other obligations hereunder. In order to further induce any such successive holder or holders of the Note or Notes, including but not limited to, Lender, to accept such assignment and its obligations under this Agreement, [Kmart and] Tenant [each] hereby makes the following representations, warranties, covenants and agreements:

          (i) [neither Kmart nor] Tenant has [no] [any] right, including any claim, counterclaim, right of setoff or deduction or other defense of any kind (including but not limited to any defenses available to a surety or guarantor) to withhold performance of its obligations hereunder (collectively, "Put Defenses"),

          (ii) in the event [Kmart or] Tenant becomes aware of any Put Defenses, [Kmart and] Tenant [each] hereby waives and agrees not to assert the same against the Trustee, [the Pass-Through Trustees] or any other holder of the Note[s], provided that nothing herein shall (i) prevent Tenant or Kmart from asserting, as a Put Defense, that a Triggering event has not occurred, or that a Trustee has failed to comply with the requirements hereof or of a Trust Agreement in connection with the exercise of its right hereunder, or that a Trustee has otherwise violated the provisions hereof or of a Trust Agreement to the extent such violation constitutes a Put Defense, or (ii) prevent Tenant or Kmart from contesting a Trustee's computation of the Purchase Price;

          (iii) upon consummation of the sale, conveyance, transfer and absolute assignment to Trustee [and to the Pass-Through Trustees], [Kmart and] Tenant [each] waives any right to challenge the status of [the Pass-Through] Trustee[s] as [a] bonafide purchaser[s] of the Note[s] for value and holder[s] in due course [or to challenge the status of Trustee as holder of the Collateral (as defined in the Collateral Trust Agreement), including this Agreement, in trust for the benefit of the Pass-Through Trustees as holders of the Notes];





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          (iv)     the Trustee[, the Pass-Through Trustees] and each holder of the Note or Notes are and shall be third-party beneficiaries of this Agreement;

           (v) upon consummation of the sale, conveyance, transfer and absolute assignment to Trustee [and the Pass-Through Trustees], Trustee and its successors and assigns shall be deemed to be the Lender hereunder, and shall succeed to all rights of Lender hereunder;

           (vi) [Kmart and] Tenant [each] hereby acknowledges and agrees that any and all rights hereunder granted to Trustee may be exercised and enforced by Trustee, including pursuant to legal process (and that any such exercise and enforcement by Trustee shall have the same force and effect as the exercise and enforcement by Lender); and

         (vii) no release or discharge of Borrower from any liability of Borrower pursuant to [the] [a] Note, nor any impairment or modification of any such liability, in any bankruptcy or insolvency proceeding filed by or against Borrower nor the waiver by Lender of or the existence of any default by Borrower under any of the Loan Documents shall diminish or excuse [Kmart or] Tenant's obligation to pay the Purchase Price pursuant to this Agreement with respect to an exercise of the Put.

          SECTION 4.    [KMART'S] [TENANT'S] REPRESENTATIONS AND WARRANTIES.

          4.1 [Kmart's] [Tenant's] Representations and Warranties. [Kmart] [Tenant] represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and is duly qualified and in good standing as a foreign corporation authorized to do business in the state in which the Demised Premises are located, (ii) it has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of the [Lease Guaranty,] [the Indemnity Agreement,] the Consent and Agreement, this Agreement and any other document relating to the Loan or the Lease executed by [Kmart] [Tenant], (iii) there has been no material adverse change in the business or condition, financial or otherwise, of [Kmart] [Tenant] since the date of [Kmart's] [Tenant's] last audited financial report, (iv) there are no actions, proceedings or investigations pending or threatened against or affecting [Kmart] [Tenant] (or any basis therefor known to [Kmart] [Tenant] before any court, arbitrator, administrative agency or other governmental authority, which if adversely decided would materially and adversely affect the financial condition or operations of [Kmart] [Tenant], or its ability to carry out any of the terms, covenants and conditions of the Lease, [the Lease Guaranty, the Indemnity Agreement], the Consent and Agreement, this Agreement or any other document relating to the Loan or the Lease (executed by [Kmart or] Tenant), (v) the execution and delivery by [Kmart] [Tenant] of the Lease [Guaranty,] the Consent and Agreement, this Agreement, or any of the other documents relating to the Loan or the Lease (executed by [Kmart or] Tenant) have been duly authorized by all necessary corporate action and each is enforceable in accordance with its terms, (vi) neither the execution and delivery of the Lease





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[Guaranty], the Consent and Agreement, this Agreement or any other document relating to the Loan or the Lease (executed by [Kmart or] Tenant), nor compliance with the terms and provisions thereof, conflicts or will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of [Kmart] [Tenant], or of any law, rule, regulation, order, writ, injunction, judgment or decree of any court, arbitration or administering agency or governmental authority, or of any agreement or other instrument to which [Kmart] [Tenant] is a party or by which it or its assets is bound or subject, or constitutes or will constitute a default thereunder, and (vii) [Kmart] [Tenant] is not in default under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject.

          4.2 [Tenant's Representations and Warranties. The Tenant represents and warrants that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of ____________ and is duly qualified and in good standing as a foreign corporation authorized to do business in the state in which the Demised Premises are located, (ii) it has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of the Lease, the Consent and Agreement, this Agreement or any other document relating to the Loan or the Lease (executed by Tenant) (iii) there has been no material adverse change in the business or condition, financial or otherwise, of the Tenant since the date of Tenant's last audited financial report, (iv) there are no actions, proceedings or investigations pending or threatened against or affecting the Tenant (or any basis therefor actually known to the Tenant) before any court, arbitrator, administrative agency or other governmental authority, which if adversely decided would materially and adversely affect the financial condition or operations of the Tenant, or its ability to carry out any of the terms, covenants and conditions of the Lease, the Consent and Agreement, this Agreement or any other document relating to the Loan or the Lease (executed by Tenant), (v) the execution and delivery by the Tenant of the Lease, the Consent and Agreement, this Agreement or any other document relating to the Loan or the Lease (executed by Tenant) have been duly authorized by all necessary corporate action and each is enforceable in accordance with its terms, (vi) neither the execution and delivery of the Lease, the Consent and Agreement, this Agreement or any other document relating to the Loan or the Lease (executed by Tenant) nor compliance with the terms and provisions thereof, conflicts or will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Tenant, or of any law, order, writ, injunction or decree of any court or governmental authority, or of any agreement or other instrument to which the Tenant is a party or by which it is bound, or constitutes or will constitute a default thereunder, and (vii) the Tenant is not in default under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject.] [Intentionally Omitted.]





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          SECTION 5.    GENERAL

          5.1 Counterparts. This Agreement may be executed in counterparts by the parties but all such counterparts together shall constitute one and the same document.

          5.2 Notices. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing and shall be deemed to be properly served on receipt thereof if personally delivered, sent by certified or registered mail (postage prepaid, return receipt requested) addressed, in the case of [Kmart] [Tenant], to Kmart, 3100 West Big Beaver Road, Troy, Michigan 48084-3163, Attention: Senior Vice President, Real Estate Department; [in the case of Tenant, to Tenant, _____________________________,
Attention:______________;] in the case of Lender, to National Tenant Finance Corporation, 40 N. Central Avenue, Suite 2700, Phoenix, Arizona 85004
Attention: Norman C. Storey; in the case of Trustee, which shall receive copies of all communications hereunder, to United States Trust Company of New York, c/o U.S. Trust Company of California, N.A., Suite 2700, 555 South Flower Street, Los Angeles, California 90071, Attention: Corporate Trust Division; or to such other address as any party may designate in writing. The date of notice shall be the date of receipt of notice or the date of attempted delivery of the notice by the overnight courier service or the U.S. Postal Service to the addressee or its agent at the address specified.

          5.3 Section Headings. Section headings are not to be considered a part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

          5.4 Applicable Law. This Agreement shall be construed and enforced under the laws of the State of New York without giving effect to the choice of law principles thereof.

          5.5 Severability. Should any provision of this Agreement for any reason be declared unenforceable by a court of competent jurisdiction (sustained on appeal, if any), such unenforceability shall not affect the enforceability of any other provision hereof or thereof, all of which shall remain in force and effect as if this Agreement had been executed with the unenforceable provisions thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining provision of this Agreement without including therein any such part, parts or portion which may for any reason be hereafter declared unenforceable, provided that, if any provision of this Agreement shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based on a court's ruling (sustained on appeal, if any) that such provision is unenforceable because of the excessive degree of magnitude of the obligation imposed thereby on any party, that unenforceable obligation shall be reduced in magnitude or degree by the minimum degree or magnitude necessary in order to permit the provision to be enforceable by Lender. In the event the provisions of the immediately preceding sentence apply, the parties shall make





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appropriate adjustment to the provisions of this Agreement to give effect to the benefits intended to be conferred upon the parties hereby.

          5.6 Waiver. No delay or omission by Lender or Trustee in exercising any right hereunder shall impair any right of such party under this Agreement or be construed as such party's waiver of or acquiescence in any breach. No such delay or omission by a party shall be construed as a variation or waiver of any of the terms, conditions or provisions of this Agreement. No purported waiver of any right of a party hereunder shall be effective unless it is written and signed by an authorized representative of a such party. No waiver by a party of any breach shall constitute a waiver of any other prior or subsequent breach or of the same breach after notice to a party demanding strict performance. A party shall not be estopped to take or from taking any action with respect to any breach because of any delay by a party in giving notice of such breach or exercising any remedy based thereon.

          5.7 Submission to Jurisdiction. Lender, Trustee, [Kmart] and Tenant each hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts and [Kmart and] Tenant each waives any objection which it may have based on improper venue or forum nonconveniens to the conduct of any proceeding in any such court, waives personal service of any and all process upon it, and consents that all such service or process be made by registered or certified mail (return receipt requested) or messengered to it at its address set forth in Section 5.2 or to its Agent referred to below at such Agent's address set forth below, and, that service so made shall be deemed to be completed in accordance with Section 5.2. [Kmart and] Tenant [each] hereby appoints CT Corporation System, Inc. with an office on the date hereof at _____________________________ as its Agent for the purpose of accepting service of any process within the State of New York. Upon Lender's or Trustee's request [Kmart and] Tenant shall each take any action reasonably necessary to confirm such appointment of Agent. Nothing contained in this Section shall affect the right of Lender to serve legal process in any other manner permitted by law, to bring any action or proceeding in the courts of any jurisdiction against Kmart, or to enforce a judgment obtained in the courts of any other jurisdiction.

          5.8 Amendments. This Agreement may be amended or modified only with the written consent of all parties hereto or, if applicable, their successors and assigns.

          5.9 Expenses. [Kmart and] Tenant shall pay or cause to be paid and save the Lender and Trustee harmless against liability for the payment of reasonable out-of-pocket expenses, including counsel fees and disbursements, incurred or paid by the Lender or Trustee in connection with (i) any amendments, waivers or consents pursuant





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
to the provisions hereof and thereof; or (ii) the enforcement of this Agreement.

          5.10 Further Assurances. Lender, in favor of Tenant [or Kmart], shall, after the execution of this Agreement, at the request of Tenant [or Kmart], execute, acknowledge and deliver such other documents or instruments and take any other or further acts as may be reasonably required to evidence or confirm the transaction contemplated hereby or as may otherwise be necessary to carry out or to fulfill Lender's covenants and obligations hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above set forth.


                                 [KMART CORPORATION,
                                 a Michigan corporation



                                 By:
                                     --------------------------------

                                     Its:
                                          ---------------------------


                                              (KMART)]



                                 ------------------------------------,
                                 a                    corporation
                                   ------------------


                                 By:
                                     --------------------------------
                                     Its:
                                          ---------------------------,

                                               (TENANT)

                                  NATIONAL TENANT FINANCE CORPORATION,
                                  a Delaware corporation



                                  By:
                                      -------------------------------
                                      Its:
                                           --------------------------,

                                                  (LENDER)






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
                                   EXHIBIT A



            CALLED PRINCIPAL PERCENTAGE FOR EACH CORRESPONDING YEAR
                   DURING THE TERM OF THE NOTE PUT AGREEMENT





                                       13